Exhibit 10.29

Certain identified information has been excluded… because it is both not material and is the type of information the registrant treats as private or confidential. Redactions are indicated by [***].

[***]

Beverage Alcohol Importers, Distributors, & Services
[***]

April 7, 2025

Erin K. Green

COO

Amass Brands Group

8605 Santa Monica Blvd, PMB 424777

West Hollywood, CA 90069-4109

Dear Erin K. Green [Domestic Client]:

I am writing to confirm our agreement whereby [***] will act as a national distributor for, and will provide certain importation and/or distribution, regulatory compliance, administrative, and logistical services to, Amass Brands Group (“Client”).

1. Appointment as Distributor; Services

a. Client hereby appoints [***], and [***] hereby accepts such appointment, as the US national distributor for the Client’s beverage alcohol brands (“Products”). If established in Appendix A, [***] may also serve as wholesaler in the states of New York, California, New Jersey, and Florida. [***] possesses the licenses and permits to act as the US national distributor for the Client's Products and, if desired, wholesaler in the markets selected by Client insofar as [***] offers these services.

b. [***] will obtain, or assist Client in obtaining its own, federal label approvals, register the Products in applicable states under [***]’s licenses, assist Client in importing Product into the United States (under Client’s federal basic permit), and warehouse the Products at public warehouses in New Jersey or other warehouses recommended by [***] and approved by Client (“Third-Party Warehouses”) or selected by Client (“Client Designated Warehouses”), if legally permissible and agreed to in writing by [***], for an additional fee as outlined in the [***] Rate Card. At Client’s election, [***] will maintain adequate insurance against loss of Client’s Product inventory while in storage, subject to the terms, conditions, and exclusions of its insurance policy then in force.

c. While [***] may facilitate exposure of Product at trade shows, on its website or social media formats, [***]’s role with respect to identification and selection of independent sales agents/ brokers, wholesale distributors and retailers (collectively, “Customers”), Product marketing and promotion will be limited to consultation with Client and/or those of its United States designee(s) identified to [***] in writing as authorized.

d. [***] will keep Client informed through various reporting systems (including a password protected web site) on the status of [***] purchases and payments, sales to Customers, receivables, collections, cash balances, expenses, inventory, etc. associated with your account.

e. If Client believes that [***] has failed to perform in any respect as required, Client shall provide [***] prompt written notice specifying such alleged nonperformance by [***] no later than thirty (30) days following such alleged nonperformance, and while [***] will use reasonable commercial efforts to correct any issues with performance regardless of when Client’s notice is received, the failure to provide timely notice as provided herein shall be deemed to be a waiver of any Client right to claim a breach of agreement for such alleged [***] non-performance.

2. Purchase Orders; Accounts Receivable.

a. [***] will issue purchase orders from time to time to acquire product from Client,. Subject to the terms of this Agreement, [***] will store Products in a Third-Party Warehouse or Client Designated Warehouse and Client will hold legal title to the Product inventory until Client sales are made to [***] in the ordinary course of its business.

b. [***] will receive orders from Customers in various states. Customer orders shall be subject to acceptance by [***]. Prior to accepting a Customer order, [***] will purchase Product from Client on terms defined on the Client Invoice (e.g., payment due within the days set forth on the invoice);thereafter, [***] will fill the Customer’s order, coordinate pick-up or delivery from the warehouse (or directly from the supplier, in the case of direct delivery), then invoice (at prices suggested by Client, determined by [***], and properly filed with state agencies), and collect and deposit the remittances into an [***] bank account in which Client activity will be designated (the “Designated Client Account”). [***] will file all required beverage reports with the applicable state agencies and remit all relevant beverage excise taxes and sales and use taxes related to beverage alcohol sales or samples, where required.

c. If a Customer fails to pay for an order sold, [***] will take reasonable non-legal action to seek payment from the account. [***] may, at its own election, institute legal proceedings to collect on accounts receivable and prosecute such action to the fullest extent of the law. Client agrees to cooperate fully with [***] in pursuing payment from the Customer. In connection with any such legal action, if required by applicable law and to the extent [***] does not have standing, Client shall permit the action in its name, including being joined as a necessary party.

3. Set Up Fees; Advances

a. [***] will charge a one-time set up fee of $2,800.00, due upon execution of this Agreement.

b. The parties will establish a satisfactory monetary advance payable by Client, which will be credited to Client’s account, prior to any importation or receipt in an [***] warehouse account of Product to cover expected [***] costs and expenses as noted in Section 4.a below. Client agrees to maintain a reserve in the Client account for fees and expenses expected to be incurred over the following: (i) thirty (30) days in the case of the Service Fees (which shall not be more than the average Service Fee over the last six months) and (ii) ninety (90) days for warehouse and all other expenses (which shall be reasonably determined by [***], based on volume of business and/or costs and expenses advanced by [***]) (the “Funds Reserve”). If the Funds Reserve falls below one month's service fee and three months of storage expense (amount to be determined), Client agrees to replenish the reserve within 7 days’ notice.

4. Reconciliation of Accounts.

a. For purposes of this Agreement, the following terms shall have the meanings indicated:

“Funds Due” is an accounting tool which means the net wholesale (or retail, if applicable) [***] selling price plus Client advances received by [***], less: (i) all applicable expenses incurred by [***] in performance of this Agreement, including, without limitation, warehousing, ocean freight, delivery, federal and state (if applicable) excise and sales and use taxes and, where applicable, import tariffs and duties, brand registration fees, legal fees, administrative fees, insurance fees, sales broker commissions, promotional expenses and credits (e.g., “bill-backs"), Product samples, FDA inspection fees, product recall costs, Client-directed expenses paid, fees and expenses defined in the [***] Rate Card, and similar or related costs or expenses, and (ii) the Service Fee (as defined below). Client agrees that [***] may charge back the aforementioned expenses against Client invoices in determining Funds Due. All promotional expenses and credits incurred by Client must be properly itemized in the CRD prior to such activity, if deducted against a Customer invoice. Further, any such expenses above $50,000.00, must be pre-approved by [***] for commercial and regulatory purposes. Failure to comply with this provision will put Client in breach of this Agreement, and [***] may, in its discretion, elect to terminate automatically this Agreement in accordance with Section 6b below.

“Minimum Gross Profit” shall be earned by [***] and designated as a “Service Fee.” “Service Fee” shall mean the greater of: (i) $3,500.00 per month (the “Monthly Minimum”) or (ii) the “Calculated Per Case Fee.” The Calculated Per Case Fee will be calculated on case (any size) sales each calendar month and will be the sum of three parts, subject to the volume discounts outlined below (minimums and volume discounts to be calculated across all 3 Amass accounts):

(i)	$3.00 for each case sold to wholesale customers from a Third-Party Warehouse or Client Designated Warehouse during a given month (“Wholesale”);
(ii)	$1.65 for each case sold to wholesale customers direct from the place of production (“DI”); and
(iii)	$8.40 for each case sold to retailers in NY or CA, as applicable (“Retail”). A separate service fee calculation will be completed for cases sold to retailers in NJ and FL.

Per Case fee	Warehouse	Direct Import
First 50,000 cases	$3.00	$1.65
next 100,000 cases	$2.75	$1.38
next 100,000 cases	$2.48	$1.30
over 250,000	$2.00	$1.10

The Service Fee and fees chargeable by [***] per the [***] Rate Card shall be [***]’s compensation for the services provided hereunder (fees chargeable do not include pass through expenses incurred in the ordinary course of business, which are not compensation for [***]). The Service Fee shall begin to accrue on the first day of the first month in which any of the following occur: (i) Product is first imported into the U.S. and placed into an [***] warehouse account, (ii) Product is moved into a Third-Party Warehouse, (iii) [***] performs any inventory-impacting activity for Products in a Client Designated Warehouse, (iv) Product is purchased by [***], or (v) the sixth month after the date of Client’s acceptance of this Agreement. Notwithstanding the above, [***] may cause samples to be imported for Client without initiating the Service Fee. If the first month of Service Fee is initiated by an event on the sixteenth day of the month or later, fifty percent (50%) of the monthly minimum will be charged in that first month (unless the Calculated Per Case Fee exceeds this amount, in which case the Calculated Per Case Fee will be charged). Once the Service Fee begins to accrue, it shall continue to accrue every month for the Term of this Agreement.

b. The parties will use reasonable commercial efforts to reconcile Client’s account with [***] on not less than a monthly basis to reflect a Funds Due amount. [***] will use reasonable commercial efforts to provide a monthly reconciliation statement (“Activity Statement”) by the end of the next month. Client shall use reasonable commercial efforts to review each Activity Statement, whether regarding its accuracy, completeness, or any other matter, and to make such objection(s) known to [***] in writing, all within thirty (30) days after the delivery of the Activity Statement. Subject to the foregoing, if the Funds Due is positive and Client provides written request, [***] will remit the Funds Due to Client (typically on the day of the request and in no case later than two (2) business days after the request); provided however, that [***] may retain from such remittance: (i) an amount to cover the Funds Reserve and (ii) payments to foreign suppliers for the benefit of Client to the extent requested by Client (and subject to [***]’s acceptance of such request in its discretion; it being acknowledged that Client is at all times responsible for payments due its suppliers and any payments thereto by [***] shall be as a convenience) (subparts (i) and (ii) are herein referred to collectively as, “Remittance Deductions”). If the Funds Due is negative, including after any Remittance Deductions (a “Shortfall”), the amount of the Shortfall shall be invoiced to Client, due and payable fifteen (15) days from the date of the invoice. If the Shortfall is not paid in full within such fifteen (15) day period, [***] shall be entitled to exercise any or all of the following remedies: (a) charge interest thereon at the rate of one (1%) percent per month until paid in full, which amount shall be immediately due and payable, (b) , terminate this Agreement and/or exercise a lien (collateral) against any of Client’s Product inventory in an [***] warehouse account in order to liquidate same at such price(s) as [***] shall determine in its discretion (and make such filing with state agencies as necessary to do so). [***] shall use the proceeds of such sales to offset the Shortfall, with Client remaining liable for any remaining Shortfall, and with any excess of the Shortfall received being credited to Client, and (c) assert such other remedies as it may have at law or in equity.

c. At any time, [***] may terminate this Agreement and/or exercise a lien (collateral) to liquidate (at such price(s) as [***] shall determine in its discretion, making such filings with state agencies as necessary to do so) or destroy (at Client’s expense) any of Client’s Product inventory reasonably identified by [***] in an [***] warehouse account as abandoned after written notice of fifteen (15) days is sent to Client. Any proceeds from liquidation shall be credited to Client’s account for purposes of Funds Due reconciliation, including Remittance Deductions and charging of ongoing Service Fees, as provided in this Agreement.

5. Indemnification for Third Party Claims.

Client hereby indemnifies and holds harmless [***], and its shareholders, officers, directors and employees (the “[***] Indemnified Parties”), from and against any claims, actions, demands, liabilities, damages, losses, costs and expenses (including reasonable attorneys’ fees) arising out of or from [***]'s performance of its obligations under this Agreement; for claims or actions brought by third parties, including but not limited to, for product liability, infringement of intellectual property rights, and Client’s non-compliance with regulatory requirements (including, but not limited to, Client’s (or its US designee’s) compliance with federal, state, and local laws, regulations and policies concerning beverage alcohol advertising, sales and marketing activities), Product labeling and content, use of samples, any required solicitor permits, FDA/Bioterrorism Act prior notice and facility registration requirements, use of non-conforming wood packaging material, costs associated with FDA inspection of suppliers facilities, and costs in relation to product recalls, or otherwise. The foregoing indemnification does not cover any third-party claims or actions against Client (or any of its indemnified parties) arising solely from the gross negligence of [***], its officers, directors, employees, or agents.

[***] hereby indemnifies and holds harmless Client, and its’ shareholders, officers, directors, and employees (the “Client’s Indemnified Parties”), from and against any valid claims, actions, demands, liabilities, damages, losses (excluding lost profits on sales), costs and expenses (including reasonable attorneys’ fees) arising out of or from claims brought by third parties because of the gross negligence of [***] in its performance of its obligations under this Agreement. The foregoing indemnification does not cover any third-party claims or actions against [***] or Client (or any of its indemnified parties) arising from an act, omission, or negligence of Client its officers, directors, employees, or agents.

6. Term and Termination.

a. This Agreement shall be effective commencing on the date of Client’s acceptance hereof and shall continue until the last day of the twelfth month following the month in which Product is first: (i) imported into the U.S. and placed into an [***] warehouse account, (ii) product is moved into a Third-Party Warehouse, (iii) Product is purchased by [***], or (iv) [***] performs any inventory-impacting activity for Products in a Client Designated Warehouse (“Initial Term”). This Agreement shall continue automatically after the Initial Term on a month-to-month basis, unless specifically terminated by either party, with or without cause, as of the end of the Initial Term or thereafter on at least three (3) months’ prior written notice to the other party. The provisions of Sections 2.c, 4, 5, 6, and 7 shall survive any expiration or termination of this Agreement. For the avoidance of doubt, and without limiting [***]’s other rights under this Agreement, [***] shall continue to charge the Service Fee for so long as any Product is warehoused pursuant to this Agreement, whether at a Third-Party Warehouse or at a Client Designated Warehouse, under an [***] account, and/or for so long as [***] is performing any compliance, logistics, import or distribution, or accounting services (including tracking collections) on behalf of the Client’s account.

b. Upon termination or failure to renew this Agreement, (i) Client (or its U.S. designee) must repurchase and/or take possession of all remaining Product inventory owned or held by [***] in an [***] warehouse account at [***]’s laid-in cost, and (ii) a final reconciliation and determination of Funds Due shall be made in accordance with Section 4 and this Section 6.b. Any negative balance in Funds Due, after crediting [***]’s account for repurchased Products, shall be paid to [***] on or before possession of repurchased Products is taken by Client. In any financial reconciliation and remittance, [***] may withhold a reserve from Funds Due and/or may require that Client to advance additional funds to [***] to address additional [***] wind-down expenses or any other costs or expenses and the [***] Service Fee. In addition, [***] reserves the right to pursue claims for further payment and credits due under this Agreement, including payments or credits claimed by Third-Party Purchasers, which claims are attributed to Client’s actions or agreements with said Third-Party Purchasers, which it becomes aware of after termination and final payment of Funds Due.

c. Notwithstanding the above, upon 15 days’ notice to [***] or the termination of this Agreement, Client may withdraw its inventory from an [***] warehouse account provided it pays all outstanding costs and fees owed [***].

7. Miscellaneous.

a. The parties to this Agreement recognize that Client and [***] are separate, independent contractors and that neither they nor their representatives shall be considered employees, agents, partners, or co-venturers of the other party. [***] makes no representations with respect to legal or tax matters. Please consult your own advisors.

b. During the Term of this Agreement and for 12 months after the termination hereof, for any reason, and/or after the failure to renew this Agreement (hereinafter the “Restricted Period”), the Client shall not, directly, indirectly, on the Client’s own behalf, or on behalf of any other person, company, organization, or entity, solicit or attempt to solicit the representative of [***] or any employee of [***] to leave their employment, business relationship, and/or engagement with [***], unless [***] explicitly agrees in advance and in writing that the Client will be allowed to employ or engage the [***] representative or [***] employee after a lump sum payment by the Client to [***] of certain compensation, the amount of which shall be determined by [***] in its sole discretion, but shall not be less than one and a half (1.5x) times such [***] representative or [***] employee’s annual compensation, prior to the representative’s or employee’s termination or resignation date with [***]. Client understands and acknowledges that this obligation regarding solicitation is necessary and reasonable to protect [***]’s legitimate business interests, including trade secrets, confidential information, relationships with prospective and existing companies and the goodwill associated with [***]s’ business. This covenant is provided by Client as further inducement for [***] to enter into this Agreement.

c. This Agreement will be governed by, construed, and enforced in accordance with, and be subject to, the laws of the State of New York, without regard to conflicts of law principles. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be settled by arbitration in the City of New York, State of New York, before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association (AAA), and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction hereof. The parties shall jointly select the arbitrator. If the parties are unable to agree upon an arbitrator within twenty-one (21) days of demand for arbitration, then the AAA shall select the arbitrator.

d. Notwithstanding anything to the contrary herein, [***] shall not be liable to Client for any consequential, incidental, punitive, or indirect damages or for damages for any lost sales, lost profits, or loss of goodwill.

e. Neither party shall, without the written consent of the other party hereto, assign or transfer this Agreement, except that no such consent is needed for any assignment to a wholly owned or majority-owned subsidiary of the party or a successor in interest to such party whether by merger, consolidation, sale of all or substantially all assets or otherwise. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and assigns.

f. Neither party will incur any liability to the other party on account of any loss or damage resulting from any delay or failure to perform all or any part of this Agreement if such delay or failure is caused, in whole or in part, by events, occurrences, or causes beyond the control and without negligence of the party. Such events, occurrences or causes will include, without limitation, acts of God, pandemics, governmental actions, strikes, lockouts, failure of supply from third parties, riots, acts of war, fire, and explosions, but the inability to meet financial obligations is expressly excluded from this provision.

g. If any term, condition, or provision in this Agreement is found by an arbitrator or court of competent jurisdiction to be invalid, unlawful, or unenforceable to any extent, then it is the intent of the parties that such arbitrator or court apply a rule of reasonableness and modify the provision in question so it will remain in effect to the greatest extent permitted by law. In the event an arbitrator or court finds such procedure to be inappropriate, then such invalid term, condition or provision will be severed from the remaining terms, conditions, and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

h. This Agreement, including Appendix A and any future addendum to this Agreement, sets forth the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings, and agreements, either oral or written, between the parties with respect to said subject matter. IT IS THE INTENTION AND DESIRE OF THE PARTIES THAT THE EXPRESS PROVISIONS OF THIS AGREEMENT NOT BE SUBJECT TO VARIATION BY IMPLIED COVENANTS OF ANY KIND.

If the foregoing correctly sets forth your understanding of our agreement, please so indicate by signing in the space provided below and enclosing a deposit of $3,800.00 representing the agreed upon set up fee ($2,800.00), and an advance against initial administrative expenses of $1,000.00 and supply a valid credit card to be kept on file. By signing below, Client warrants and represents that it has a TTB Importer’s Basic Permit for its principal place of business and, if required by its state, the corresponding State Alcoholic Beverage License to receive funds from the sale of beverage alcohol to [***], as well as confirms that a copy of the aforementioned permits and licenses has been provided to [***].

Sincerely,

[***]

ACCEPTED and AGREED to,

this April 7, 2025

For Client:

x	/s/ Erin K. Green

Erin K. Green

COO

Amass Brands Group

Date:	29/08/2025

For [***]:

x

[***]

Chief Executive Officer

Date:

Appendix A: [***] Appointment as Wholesaler

Client hereby appoints [***] and [***] hereby accepts such appointment, as the wholesaler for the Client’s beverage alcohol brands (“Products”) in the states designated below:

✓ New York

✓ California

✓ New Jersey (see accompanying NJ Addendum)

✓ Florida (see accompanying FL Addendum)

Upon termination of this Agreement in accordance with Section 6b above, [***] agrees to release this appointment provided Client pays all outstanding costs and fees owed [***]. Further, if Client desires to change an appointment without termination of this Agreement, Client shall provide 60 days’ notice in writing to [***].

ACCEPTED and AGREED to,

this April 7, 2025

For Client:

x	/s/ Erin K. Green

Erin K. Green

COO

Amass Brands Group

Date:	29/08/2025

For [***]:

x

[***]

Chief Executive Officer

Date: